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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
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                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                           Date of Report May 2, 1995
               (Date of earliest event reported) (April 19, 1995)


                                 TRICARE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                      0-18217                33-0378756
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
incorporation or organization)                              Identification No.)

                        3353 PEACHTREE ROAD, SUITE 1000
                               ATLANTA, GA 30326
                                 (404) 364-8000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                DAVID W. MURPHY
                            CHIEF FINANCIAL OFFICER
                        3353 PEACHTREE ROAD, SUITE 1000
                               ATLANTA, GA 30326
                                 (404) 364-4600
              (Name, address, including zip code, and telephone number, including area code, of agent for service)
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Item 2.  Acquisition or Disposition of Assets.


         Pursuant to an agreement dated April 19, 1995 (the "Purchase Agreement"), Transcend Services, Inc. ("Transcend") purchased defined assets and liabilities of Medical Transcription of Atlanta, Inc. ("MTA") for a negotiated price of One million, three hundred seventy-two thousand five hundred dollars ($1,372,500) as follows:
         (i) The sum of Five hundred fifty thousand dollars ($550,000) in cash at closing; (ii) Subordinated Promissory Note in the face amount of One hundred thousand dollars ($100,000) bearing interest at 8.5% per annum. All accrued interest and principal shall be paid on the maturity date of January 2, 1996. (iii) Subordinated Promissory Note in the face amount of Five hundred fifty thousand dollars ($550,000) bearing interest at 8.5% per annum commencing May 19, 1995, payable monthly thereafter, with the principal and interest payable in sixty equal monthly installments starting May 19, 1995 and continuing until April 19, 2000. (iv) One hundred seventy-two thousand five hundred dollars ($172,500) of TriCare Stock (60,000 shares) issued at closing.

Item 7.  Financial Statements and Exhibits.

         (a)     Financial Statements of Business Acquired:   to be filed by
                 amendment as soon as practicable but not later than July 3, 1995.

         b) Pro Forma Financial Information: to be filed by amendment as soon as practicable but not later than July 3, 1995.

         (c)     Exhibits.

                 2(a)  Asset Purchase Agreement dated April 19, 1995.


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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TRICARE, INC.



Date:   May 2, 1995             By: /s/ David W. Murphy
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                                        David W. Murphy
                                        Chief Financial Officer


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